Exhibit 10.38

 ADDENDUM TO EXCHANGE AGREEMENT
An Agreement was made by and between GUIDED THERAPEUTICS, [NC. (the "Company") and the undersigned creditor of the Company (the "Creditor") on the 241h day of July, 2018 (hereinafter referred to as "original stated contract") set forth below.
WHEREAS, the parties wish to modify the terms of the original stated contract as set forth herein.
NOW THEREFORE, in consideration of the mutual promises herein, the parties. intending to be legally bound, hereby agree that the following constitutes additional terms and conditions of the stated contract.
Modification Item I : The Creditor agrees to accept cash payment in the amount of $319204.30 in the form of an unsecured note, with the Company, bearing 6% annual interest and commencing on the day of the original Agreement. The note shall due in full on the third anniversary of that agreement.
The parties reaffirm no other terms or conditions of the above mentioned original contract not hereby otherwise modified or amended shall be negated or changed as a result of this here stated addendum.
Dated: July 26, 2019
Company:
GUIDED THERAPEUTICS, INC.
/s/ Mark L. Faupel, COO
Creditor:
By: /s/ Gene S. Cartwright.
Gene S. Cartwright, President